INSTRUMENT OF AMENDMENT TO THE
MDU RESOURCES GROUP, INC.
401(k) RETIREMENT PLAN

The MDU Resources Group, Inc. 401(k) Retirement Plan (as amended and restated March 1, 2011) (the “K-Plan”), is hereby further amended, as follows:

1.	Effective January 1, 2015, by replacing Section 4.2 Vesting, (a) of the Plan, in its entirety, with the following:

(a)
A Participant will, at all times, have a fully vested and nonforfeitable right to the value of the Participant’s Savings Contribution Account, Matching Contribution Account, Rollover Account, and ESOP Account. As described in any Plan supplement adding a Profit Sharing feature, a number of years of service may be required for the Participant to be fully vested in their Profit Sharing Account. If a Participant terminates employment before becoming fully or partially vested in their Profit Sharing Account, the non-vested portion in such account shall be forfeited as of the last day of the Plan Year in which the Participant terminates employment with the Company and all Affiliates. Any forfeitures which arise under the terms of this paragraph shall be used for any of the following: 1) to reinstate the profit sharing contributions of any reemployed Participants pursuant to the terms of the Plan, 2) to reduce employer contributions to the Plan, and 3) to reduce administrative expenses incurred by the Plan. In the case of a Profit Sharing Feature or Retirement Contribution Feature requiring a number of years of service for the Participant to be fully vested in his or her Profit Sharing/Retirement Contribution Account, a Participant who dies while performing qualified military service (as defined in Section 414(u) of the Code) will receive service credit for vesting purposes for the period of qualified military service.

Explanation: This amendment clarifies that forfeiture balances may be used to reduce employer contributions to the K-Plan.

2.
Effective January 1, 2015, by replacing the table in Section D-1-2 Eligibility to Share in the Profit Sharing Feature of Supplement D-1, Provisions Relating to the Profit Sharing Feature for Certain Participating Affiliates, in its entirety, with the following:

Participating Affiliate	Current Effective Date (Original Effective Date)[2]
Anchorage Sand & Gravel Company, Inc. (excluding President)	January 1, 1999
Baldwin Contracting Company, Inc.	January 1, 1999
Capital Electric Line Builders, Inc.[1]	January 1, 2014
Cascade Natural Gas Corporation	January 1, 2011 (July 2, 2007)
Concrete, Inc.	January 1, 2001
Connolly-Pacific Co.	January 1, 2007
DSS Company	January 1, 2004 (July 8, 1999)
E.S.I., Inc.	January 1, 2008 (January 1, 2003)
Fairbanks Materials, Inc.	May 1, 2008
Granite City Ready Mix, Inc.	June 1, 2002
Great Plains Natural Gas Co.	January 1, 2008
Hawaiian Cement (non-union employees hired after December 31, 2005)	January 1, 2009
Intermountain Gas Company	January 1, 2011
JTL Group, Inc.5/6	January 1, 2015 January 1, 2014
Jebro Incorporated	November 1, 2005
Kent’s Oil Service[4]	January 1, 2007

Participating Affiliate	Current Effective Date (Original Effective Date)[2]
Knife River Corporation – Northwest (the Central Oregon Division, f/k/a HTS)	January 1, 2010 (January 1, 1999)
Knife River Corporation – Northwest (the Idaho Division)	January 1, 2015
Knife River Corporation – Northwest (the Southern Oregon Division)	January 1, 2012
Knife River Corporation – Northwest (the Western Oregon Division)	January 1, 2012
Knife River Corporation - South (f/k/a Young Contractors, Inc.)	January 1, 2008 (January 1, 2007)
LTM, Incorporated	January 1, 2003
Montana-Dakota Utilities Co. (including union employees)	January 1, 2008
Oregon Electric Construction, Inc.[3]	March 7, 2011
Wagner Industrial Electric, Inc.	January 1, 2008
Wagner Smith Equipment Co.	January 1, 2008 (July 1, 2000)
WBI Energy, Inc.1/3	May 1, 2012
WBI Energy Midstream, LLC1/3	July 1, 2012 (January 1, 2001)
WBI Energy Transmission, Inc.1/3	July 1, 2012 (January 1, 2009)
WHC, Ltd.	September 1, 2001

1/Eligible employees participating in a management incentive compensation plan or an executive incentive compensation plan are not eligible for a Profit Sharing Contribution. Employees of the WBI Energy Corrosion Services division of WBI Energy Midstream, LLC are excluded from this feature.
2/In the event a Participating Affiliate adopts a Profit Sharing Feature on a date other than January 1, effective as of the date of participation in the Plan, the amount of any such contribution allocated to a

Supplement D‑1 Participant shall be based upon Compensation, received while in the employ of the Participating Affiliate after the date of acquisition by the Company or any Affiliate.
3/Requirement to be an Active Employee on the last day of the Plan Year does not apply.
4/The following participants of Kent’s Oil Service are granted vesting service for prior years of service with Spirit Road Oils: Isaias Jaimes, Hideo Lewis, Christopher Niffenegger, Jose Padilla, George Velador, and Anthony Willis.
5/Eligible JTL Casper hourly employees (both union and nonunion), including those employees who participate in the Operating Engineers Local No. 800 & The Wyoming Contractors’ Association, Inc. Pension Trust Fund for Wyoming (JTL MEP employees.)
6/Eligible salaried employees of JTL hired after December 31, 2014 or any other JTL employee who transfers to a salaried position after December 31, 2014.

Explanation: This amendment removes WBI Midstream Utah, LLC as a Participating Affiliate of Supplement D-1 (Profit Sharing Feature) of the K-Plan as of January 1, 2015, due to WBI Midstream Utah, LLC merging into Fidelity Exploration & Production Company on December 31, 2014.

IN WITNESS WHEREOF, MDU Resources Group, Inc., as Sponsoring Employer of the Plan, has caused this amendment to be duly executed by a member of the MDU Resources Group, Inc. Employee Benefits Committee (“Committee”) on this 17th day of February, 2015.

MDU RESOURCES GROUP, INC.
EMPLOYEE BENEFITS COMMITTEE

By:	/s/ Doran N. Schwartz
Doran N. Schwartz, Chairman

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